Exhibit 1.1
Camelot Information Systems Inc.
13,333,334 American Depositary Shares
Representing
Four Ordinary Shares
(no par value per share)
Underwriting Agreement
, 2010
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center,
2 Queen’s Road Central,
Hong Kong
Barclays Capital Inc.
745 Seventh Avenue,
New York, NY 10019,
United States
As Representatives of the several Underwriters
named in Schedule I attached hereto.
Ladies and Gentlemen:
     Camelot Information Systems Inc., a company limited by shares and incorporated in the British Virgin Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 9,166,667 American Depositary Shares, representing 36,666,668 ordinary shares, no par value per share (the “Ordinary Shares”), of the Company, and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 4,166,667 American Depositary Shares representing 16,666,668 Ordinary Shares and, at the election of the Underwriters, up to an additional 2,000,000 American Depositary Shares representing 8,000,000 Ordinary Shares. The aggregate of 13,333,334 American Depositary Shares representing 53,333,336 Ordinary Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm ADSs”, and the aggregate of an additional 2,000,000 American Depositary Shares representing 8,000,000 Ordinary Shares to be sold, at the election of the Underwriters, by the Selling Shareholders is herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”. The

Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.
     The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of July [•], 2010, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent four Ordinary Shares deposited pursuant to the Deposit Agreement.
     The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested one of the Underwriters (the “DSP Underwriter”) to administer a directed share program (the “Directed Share Program”) under which up to [•] Firm ADSs, or [•]% of the Firm ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for sale by the DSP Underwriter at the initial public offering price to the persons designated by the Company (the "Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (the “FINRA”) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being issued and sold hereunder. The Company has supplied the DSP Underwriter with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form F-1 (File No. 333-167791) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”) (the initial registration statement filing, together will all pre-effective amendments thereto, collectively, the “Initial Registration Statement”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow”);
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (iii) For the purposes of this Agreement, the “Applicable Time” is ___:___m (Eastern standard time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the pricing information, Issuer Free Writing Prospectuses and other documents listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (v) A registration statement on Form F-6 (File No. 333-167821) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (vi) A registration statement on Form 8-A (File No. 001-34797) in respect of the registration of the Shares and ADSs under the U.S. Securities Exchange

Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (vii) Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;
     (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the British Virgin Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (ix) Each of the Company and its subsidiaries listed in Schedule IV hereto (such subsidiaries, collectively, the “Subsidiaries”) has good and marketable title to all personal property owned by it, including all Intellectual Properties (defined below), and has good and valid title to all real property or the beneficial interests in and the right to transfer, lease and mortgage the land use rights and building ownership rights over all of the real properties as owned by it, in each case free and clear of all liens, charges, encumbrances, and defects, except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each of the Company and its Subsidiaries; and except as described in the Registration Statement, the Pricing Prospectus and the Prospectus (A) each lease to which any of the Company or its Subsidiaries is a party, is legal, valid, binding and enforceable in accordance with its terms, and no material default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries has occurred or is continuing under any such lease; (B) the use of any premises occupied by the Company or any of its Subsidiaries is in accordance with that provided in the lease, land use rights, tenancy, license, concession or agreement relating to such occupation and each of the Company and its Subsidiaries has observed and performed the terms and conditions thereof on the part of the tenant to be observed and performed; and (C) none of the Company and its Subsidiaries has received any claim for liabilities in respect of any properties previously occupied by it or which it owned or held any interests in, including, without limitation, leasehold premises assigned, surrendered or otherwise disposed of;
     (x) The Company and its subsidiaries, taken as a whole, maintain insurance covering their properties, operations, personnel and businesses as the Company and its subsidiaries, taken as a whole, reasonably deem adequate in accordance with customary industry practice; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its subsidiaries and their businesses, taken as a whole; all such insurance is fully in force; all due premiums in respect of such insurance have been paid; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, taken as a whole, pending, outstanding, or to the Company’s knowledge after due inquiry, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim;

     (xi) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Pricing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;
     (xii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its subsidiaries, taken as a whole, have all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct their businesses in the manner described in the Pricing Prospectus, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; neither the Company nor any of its subsidiaries is aware of or has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits;
     (xiii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the British Virgin Islands, Taiwan, Japan or Hong Kong, and any other jurisdiction where it was incorporated or operates; (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court, governmental agency or body of any stock exchange authority (each, a “Governmental Agency”) in the PRC, the British Virgin Islands, Taiwan, Japan, Hong Kong or any other jurisdiction where it was incorporated or operates; (C) in violation of its constitutive or organizational documents; or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (D) above, where any such default would not, individually or in the aggregate, have a Material Adverse Effect;
     (xiv) The Company has the authorized and paid-in capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares, ADSs or any other class of share capital of the Company or any of its significant subsidiaries (as defined in Rule 405 under the Act); the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, the British Virgin Islands, or the United States except as described in the Pricing Prospectus and the Prospectus;
     (xv) Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital of or other equity interests in the Company or any of its subsidiaries and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and the ADSs;
     (xvi) The Shares to be issued underlying the ADSs to be sold by the Company and the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Prospectus;
     (xvii) All of the Ordinary Shares issuable upon the mandatory conversion of the outstanding Series A Preferred Shares and Series B Preferred Shares (collectively, the “Preferred Shares”) as described in the Pricing Prospectus have been duly authorized and reserved for issuance; and, prior to or concurrently with the First Time of Delivery (as defined in Section 4 hereof), all of the shares of Preferred Shares will be converted into Ordinary Shares and all such Ordinary Shares will be duly authorized, validly issued and fully paid and non-assessable;
     (xviii) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

     (xix) This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiaries and constitutes a valid and legally binding agreement of the Company and each of the Subsidiaries, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (xx) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;
     (xxi) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the British Virgin Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the British Virgin Islands;
     (xxii) All dividends and other distributions declared and payable on the share capital of Triumph Consulting & Service Co., Ltd. may under the current laws and regulations of the British Virgin Islands be paid to its shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Islands and without the necessity of obtaining any Governmental Authorization in the British Virgin Islands;
     (xxiii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of Taiwan Camelot Information Inc., VLife Technology Co., Ltd., Harmonation Inc. and Hwawei Digital Financial Technologies Co., Ltd. may under the current laws and regulations of Taiwan be paid to their shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Taiwan and are otherwise free and clear of any other tax, withholding or deduction in Taiwan and without the necessity of obtaining any Governmental Authorization in Taiwan;
     (xxiv) All dividends and other distributions declared and payable on the share capital of any of Camelot Japan Co., Ltd. and Entoh Digital Co., Ltd. may under the current laws and regulations of Japan be paid to their shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Japan and are otherwise free and clear of any other tax, withholding or deduction in Japan and without the necessity of obtaining any Governmental Authorization in Japan;
     (xxv) All dividends and other distributions declared and payable on the share capital of Kings Consulting Services Limited may under the current laws and regulations of Hong Kong be paid to their shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;
     (xxvi) Except as described in the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of Asialink Information Technologies (Shanghai) Co., Ltd., Bayshore Consulting & Services Co., Ltd., Beijing Agree Technology Development Co., Ltd., Beijing Camelot Technology Co., Ltd., Beijing Heng En Technology Co., Ltd., Beijing Red River Valley Information Technology Co., Ltd., Beijing Tansun Software Technology Co., Ltd., Beijing Yinfeng Technology Development Co., Ltd., Camelot Information Technology. Co., Ltd., Dalian Yuandong Digital Co., Ltd., Beijing Faceita Information System Ltd., Jiaxing Camelot Software Co. Ltd., Kunshan Kesuo Information Consulting Co., Ltd., Nanjing Camelot Information Systems Engineering Co. Ltd., Shanghai Agree Technology Development Co., Ltd., Shanghai Camelot Information Technology Co., Ltd, Shanghai Camelot Software Co., Ltd., VLife Technology (Shang Hai) Co., Ltd., Xiamen Tansun Software Technology Development Co., Ltd., Yantai Q.B. Eleven Outsourcing Service Company and Zhuhai Agree Technology Co., Ltd. (collectively, the “PRC Subsidiaries”) may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;
     (xxvii) (a) The issue and sale of the Shares represented by ADSs, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs and the execution and delivery of this Agreement and the Deposit Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;
          (b) The execution and delivery of this Agreement and the compliance by the Subsidiaries with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any of the Subsidiaries or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;
     (xxviii) No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Authorization is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and ADSs and listing of the ADSs on the New York Stock Exchange, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, the British Virgin Islands, Taiwan, Japan, Hong Kong and the United States in connection with the purchase and distribution of the Shares represented by ADSs by or for the respective accounts of the several Underwriters;
     (xxix) The ADSs have been approved for listing on the New York Stock Exchange, subject only to notice of issuance;

     (xxx) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the British Virgin Islands, Taiwan, Japan, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares represented by ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares represented by ADSs to the initial purchasers thereof in the manner described in this Agreement and the Pricing Prospectus;
     (xxxi) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares represented by ADSs:
     (xxxii) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares and ADSs, respectively, and under the captions “Taxation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (xxxiii) Other than as set forth in the Pricing Prospectus, there are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company, any of its subsidiaries or the Company’s directors and executive officers is a party or a subject or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; or that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and, to the best of the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (xxxiv) The Company is not and, after giving effect to the offering and sale of the Shares represented by ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xxxv) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (xxxvi) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the British Virgin Islands in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the British Virgin Islands or that any stamp or similar tax in the British Virgin Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;
(xxxvii) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8A Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;
(xxxviii) There are no contacts or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not be so described and filed as required;
(xxxix) Except as described in the Pricing Prospectus, in each case, (A) each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct each of their respective businesses in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus; (B) all material copyrights and patents owned or licensed by the Company and its subsidiaries are valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge after due inquiry, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products; (D) there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; (E) to the Company’s knowledge after due inquiry, the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Pricing Prospectus, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; to the extent any Intellectual Property is sublicensed to the Company or any of its subsidiaries by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason; and there are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement; (G) neither the Company nor any of its subsidiaries is a party to any non-competition or other similar restriction agreement or arrangement relating to any business or service anywhere in the world; and (H) each of the Company and its subsidiaries has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”). All use or disclosure of Confidential Information owned by the Company or its subsidiaries by or to a third party has been pursuant to a written agreement between the Company, its subsidiaries and such third party. All use or disclosure of Confidential Information not owned by the Company or its subsidiaries has been pursuant to the terms of a written agreement between the Company, its subsidiaries, and the owner of such Confidential Information, or is otherwise lawful;
     (xl) The Company has not been and, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the Company will use its best efforts to avoid becoming a PFIC in the future;
     (xli) Except as described in the Pricing Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;
     (xlii) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;
     (xliii) No material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;
     (xliv) Deloitte Touche Tohmatsu CPA Ltd., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;
     (xlv) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;
     (xlvi) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to perform the functions for which they are designed; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the latest audited financial statements included in the Pricing Prospectus, there have been no significant changes in such internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses other than those corrective actions described in the Registration Statement, the Pricing Prospectus and the Prospectus; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;
     (xlvii) The statements set forth in the Pricing Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting” are true, accurate and fair summaries in all material respects;
     (xlviii) Except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;
     (xlix) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge after due inquiry, is threatened;
     (l) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Pricing Prospectus truly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure;
     (li) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of its subsidiaries has: (A)

entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries, taken as a whole, and that are not otherwise described in the Pricing Prospectus;
     (lii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Pricing Prospectus accurately and fairly describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources;
     (liii) Except as disclosed in the Pricing Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as directors, officers, managers and/or shareholders, on terms that are not available from unrelated third parties on an arm’s-length basis;
     (liv) The descriptions of the acquisitions made by the Company and its subsidiaries (the “Acquisitions”) set forth in the Pricing Prospectus under the captions “Our History and Corporate Structure”, “Risk Factors — Risk Relating to Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” are true and correct in all material respects;
     (lv) Each of the documents or agreements, as amended, as the case may be, executed by the Company in connection with the Acquisitions (collectively, the “Acquisitions Documents”) has been duly authorized, executed and delivered by or on behalf of the Company and its subsidiaries, and constitutes a valid and legally binding agreement of the Company and its subsidiaries, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (lvi) The Acquisitions and the execution, delivery and performance of the Acquisitions Documents by the Company and its subsidiaries do not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, (B) result in any violation of the provisions of the articles of association, business license or other constituent documents of the Company or any subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any subsidiary, except in the case of (A) above, where any such conflict, breach or violation would not, individually or in the aggregate, have a Material Adverse Effect;
     (lvii) All consents, approvals, authorizations, orders, registrations and qualifications required in connection with the Acquisitions and the execution, delivery and performance of the Acquisitions Documents have been made or unconditionally obtained in writing; and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;
     (lviii) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;
     (lix) The audited and unaudited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Pricing Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and unaudited quarterly financial information included in the Registration Statement, Pricing Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the preliminary unaudited financial results, to the fact that such results are subject to completion of the Company’s normal period-end closing procedures and review by the Company’s independent accountants in accordance with Statement of Auditing Standards No. 100;
     (lx) Under the laws of the British Virgin Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the

Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;
     (lxi) All amounts payable by the Company in respect of the ADRs evidencing the ADSs or the Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the British Virgin Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the British Virgin Islands on payments hereunder to an Underwriter whose net income is subject to tax by the British Virgin Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the British Virgin Islands on, or by virtue of the execution or delivery of, such documents;
     (lxii) Each of the Company and its subsidiaries has paid all taxes required to be paid and all returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities; all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such authorities have been paid in full; the provisions included in the audited and unaudited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries;
     (lxiii) The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its Subsidiaries; and since December 31, 2009, none of the Company or any of its subsidiaries has, directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its Subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2009, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation; for the avoidance of doubt, “personal loan”, as used in this clause (lxiii), shall not include any cash advances made by the Company in the ordinary course of its business for travel and other incidental expenses of the Company’s directors, officers and employees;
     (lxiv) Any statistical and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;
     (lxv) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its subsidiaries;
     (lxvi) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares represented by ADSs;
     (lxvii) Under the laws of the British Virgin Islands, the courts of the British Virgin Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;
     (lxviii) None of the Company, any of its subsidiaries, and any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate to any government official or any entity or other person, including without limitation any director, officer, employee, agent or associate of any company or entity which has or had a business relationship with the Company;
     (lxix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge after due inquiry, threatened;
     (lxx) The descriptions of the events and transactions set forth in the Pricing Prospectus in the section entitled “Our History and Corporate Structure” are accurate, complete and fair in all material respects; and each of the events and transactions set forth therein has been duly authorized and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange, the State Administration of Taxation and their respective local counterparts in the PRC), (B) contravene the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (D) result in any liability or charge on the part of the Company or any of its subsidiaries, except in the case of (C) and (D) above, where any such conflict, breach, violation, default, liability or charge would not, individually or in the aggregate, have a Material Adverse Effect;
     (lxxi) The issuance and sale of the Shares represented by ADSs, the listing and trading of the ADSs on the New York Stock Exchange or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4 hereof), adversely affected by the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

     (lxxii) Each of the Company and its subsidiaries that were incorporated outside of the PRC has complied with, and ensured compliance by each of its shareholders, option holders, directors, officers, employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the China Securities Regulatory Commission (the “CSRC”), the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer, employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;
     (lxxiii) The statements set forth in the Pricing Prospectus under the captions “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and a failure to obtain this approval could materially and adversely affect our business, operating results, reputation and ADSs’ trading price and may also create uncertainties for this offering; such regulation also establishes more complex procedures for acquisitions conducted by non-PRC investors which could make it more difficult to pursue growth through acquisitions.” and “Chinese Government Regulations — Regulation on Overseas Listings” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries which would make the same misleading in any material respect;
     (lxxiv) (A) None of the Company or its subsidiaries, affiliates, employees, agents and directors and officers: (i) does or plans to conduct or otherwise get involved with any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (ii) supports or facilitates or plans to support or facilitate or otherwise get involved with any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares represented by ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares represented by ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus and Prospectus;
     (lxxv) The Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws; neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s best knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (lxxvi) Neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses that would be required to be described in the Pricing Prospectus but which have not been described;
     (lxxvii) Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;
     (lxxviii) The Registration Statement, Pricing Prospectus, Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any jurisdiction in which any Preliminary Prospectus, Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus is distributed in connection with the Directed Share Program; and no Governmental Authorization, other than those heretofore obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered;
     (lxxix) The Company has not offered, or caused the Underwriters to offer, Shares or ADSs to any person pursuant to the Directed Share Program with the intent to influence unlawfully (A) a customer or supplier of the Company or any of its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of its subsidiaries, or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its subsidiaries or any of their respective products or services;
     (lxxx) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required; and
     (lxxxi) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.
In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.
     (b) Each of the Selling Shareholders severally and not jointly represents and warrants as to and in respect of itself to, and agrees with, each of the Underwriters that:
     (i) Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;
     (ii) All Governmental Authorizations required for the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery (as defined in Section 4 hereof), for the sale and delivery of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney

(solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney) and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney) and the Custody Agreement and to sell, assign, transfer and deliver the Shares represented by ADSs to be sold by such Selling Shareholder hereunder;
     (iii) The sale of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder at each Time of Delivery and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Deposit Agreement, the Power of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney) and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;
     (iv) There are no affiliations or associations between any participating member of the FINRA and such Selling Shareholder; and none of the proceeds received by such Selling Shareholder from the sale of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder will be paid to a participating member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member; provided, that “participating member”, as used in this clause (iv), shall have the meaning ascribed to such term in FINRA Rule 5110;
     (v) Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be represented by the ADSs to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

     (vi) Neither such Selling Shareholder nor any of its affiliates over whom such Selling Shareholder possesses the power to directly control (whether through the ownership of voting securities or by contract) the management and policies of such affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;
     (vii) The sale of the Shares represented by ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Pricing Prospectus;
     (viii) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares represented by ADSs, in each case other than the then most recent Preliminary Prospectus;
     (ix) The Registration Statement, Pricing Prospectus and Prospectus complied and, as then amended or supplemented, will comply with all applicable provisions of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of its effective time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Issuer Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares or ADSs did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the date of such Issuer Free Writing Prospectus and ends at the time of purchase did or will any Issuer Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall apply only to statements or omissions made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Representatives by a Selling Shareholder.
     (x) The Shares represented by ADSs to be sold by such Selling Shareholder, when issued and delivered against payment therefore, will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Shares and ADSs under the laws of Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the British Virgin Islands or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”;
     (xi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the PRC, the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares represented by ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares represented by ADSs to the initial purchasers thereof;
     (xii) All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the PRC, the British Virgin Islands or any authority thereof or therein, nor are any taxes imposed in Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment,

L.P.), the PRC or the British Virgin Islands on, or by virtue of the execution of this Agreement or the sale and delivery of the Shares represented by ADSs;
     (xiii) Each of this Agreement, the Custody Agreement and the Power of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney) has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder, and is enforceable against such Selling Shareholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the PRC or the British Virgin Islands of this Agreement, it is not necessary that this Agreement, the Custody Agreement or the Power of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney) be filed or recorded with any court or other authority in Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the PRC or the British Virgin Islands or that any stamp or similar tax in Bermuda (in the case of Lehman Brothers Offshore Partners Ltd.), the Cayman Islands (in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P.), the PRC or the British Virgin Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder;
     (xiv) Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares represented by ADSs;
     (xv) Certificates in negotiable form representing all of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement (the “Custody Agreement”), in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder with the Company, as custodian (the “Custodian”), and, in the case of Lehman Brothers Offshore Partners Ltd., such Selling Shareholder has duly executed and delivered a Power of Attorney (the “Power of Attorney”), in the form set forth in Annex I attached hereto, appointing the persons indicated in Schedule II attached hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares represented by ADSs to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;
     (xvi) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and thereunder; the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder, in the case of Lehman Brothers Offshore Partners Ltd., of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares represented by ADSs hereunder, certificates representing the Shares and ADSs shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd.) shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and
     (xvii) (A) Neither such Selling Shareholder, nor any of its affiliates over whom such Selling Shareholder possesses the power to directly control (whether through the ownership of voting securities or by contract) and oversee compliance of such affiliates’ OFAC controls and policies, nor any of such Selling Shareholder’s employees, agents and directors officers: (i) does or plans to conduct or otherwise get involved with any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; or (ii) supports or facilitates or plans to support or facilitate or otherwise get involved with any such business or project, in each case other than as permitted under such economic sanctions; (B) such Selling Shareholder is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds received by such Selling Shareholder from the sale of Shares represented by ADSs pursuant to this Agreement will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions.

     In addition, any certificate signed by any Selling Shareholder (or, with respect to any Selling Shareholder that is not an individual, any officer of such Selling Shareholder or of any of such Selling Shareholder’s subsidiaries) or by any representative of the Selling Shareholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each of the Underwriters.
     2. Subject to the terms and conditions herein set forth, (a) the Company and each Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per ADS of US$[•], the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II attached hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company and each Selling Shareholder agree, severally and not jointly to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.
     Each Selling Shareholder, as and to the extent indicated in Schedule II attached hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,000,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II attached hereto initially with respect to the Optional ADSs to be sold by the Company and then among the Selling Shareholders in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II attached hereto. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company and each Selling Shareholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each of the Company and the Selling Shareholders to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates representing the Shares and ADSs to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on                     , 2010 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives, the Company and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [4:00] p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. (a) The Company agrees with each of the Underwriters:

     (i) To prepare the Prospectus in a form approved by you (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of such request for amendment or supplement, to provide you and your counsel copies of any proposed amendment or supplement for review and comment for a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which shall be disapproved by you; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares and ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares represented by ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (iv) To furnish to you one copy for each Representative and one copy for United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (v) To furnish to you as early as practicable prior to each Time of Delivery, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent public accountants, as stated in their letter to be furnished pursuant to Section 8(h) hereof;
     (vi) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (vii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, (A) any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary

Shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of Company’s subsidiaries or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than pursuant to employee stock option plans existing on the date of this Agreement and which are described in the Pricing Prospectus), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representatives determine, that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each shareholder subject to the Lock-up Period pursuant to the lockup letters described in Section 8(s) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period; the restrictions in this Section 5(a)(vii) shall not apply to (i) the Shares represented by ADSs to be sold hereunder; (ii) Shares represented by ADSs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Pricing Prospectus; (iii) options to purchase Shares represented by ADSs granted pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan, as it exists on the date of this Agreement, (iv) the filing with the Commission of the Registration Statement on Form S-8 (or on any successor form thereto) relating to Shares represented by ADSs or securities granted pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan, as it exists on the date of this Agreement;
     (viii) During the Lock-Up Period, to cause each of its subsidiaries not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder and under this Agreement: (A) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of any of the Company’s subsidiaries or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representatives determine, that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(s) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
     (ix) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries prepared in conformity with US GAAP certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
     (x) Upon your written request, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you, to the extent not otherwise accessible through the Commission’s website (http://www.sec.gov), (i) as soon as they are available to the general public, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information made generally available to the public concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);
     (xi) Prior to each Time of Delivery to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

     (xii) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares represented by ADSs;
     (xiii) To use its best efforts to include the ADSs for listing on the New York Stock Exchange;
     (xiv) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;
     (xv) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (xvi) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;
     (xvii) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;
     (xviii) To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (xix) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares and ADSs, without prior consent of the Representatives;
     (xx) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus;

     (xxi) Not to facilitate any shareholder’s conversion of Ordinary Share to ADSs during the Lock-Up Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the consent of the Representatives;
     (xxii) Use its reasonable efforts to procure its shareholders who are PRC residents to comply with any applicable registrations or approvals required by State Administration of Foreign Exchange of the PRC; and
     (xxiii) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”. The Company will not use any of the proceeds from the offering of the ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC. The Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.
          (b) Each of the Selling Shareholders agrees, with respect to itself only, with each of the Underwriters:
     (i) During the Lock-Up Period, such Selling Shareholder will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, or grant any right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided herein: (A) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of any of the Company’s subsidiaries or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than pursuant to a bona fide gift by an individual to a donee or a sale or transfer by an entity to an affiliate, provided that such donee or affiliate agrees to be bound in writing by the restrictions set forth therein), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representatives determine, that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives and each Selling Shareholder with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
     (ii) Prior to each Time of Delivery, to deposit, or cause to be deposited on their behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;
     (iii) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares represented by ADSs;
     (iv) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement;
     (v) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus;
     (vi) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares represented by ADSs being sold by such Selling Shareholder;
     (vii) To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares represented by ADSs, of (A) the best of its knowledge, any material change in the general affairs, management, financial condition, results of operations or prospects of the Company and its subsidiaries, (B) any change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, relating to such Selling Shareholder or (C) to the best of its knowledge, any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, which comes to the attention of such Selling Shareholder;
     (viii) Not to use any of the proceeds received by such Selling Shareholder from the sale of the Shares represented by ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; and
     (ix) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).]
     6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and the ADSs and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs; (iii) all expenses in connection with the qualification of the Shares and ADSs for offering and sale under the laws of the jurisdictions as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares represented by ADSs, including the fees and disbursements of counsel for the Underwriters in connection with such FINRA matters; (vi) the fees and disbursements of any transfer agent or registrar for the ADSs; (vii) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (viii) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC; (ix) all expenses and taxes arising as a result of the deposit by the Company and each of the Selling Shareholders of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares by the Company to or for the account of the Underwriters and of the sale and delivery of the ADSs and the Shares by the Underwriters to each other and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any British Virgin Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement; (x) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs); (xi) the fees and expenses of the Authorized Agent (as defined in Section 16 hereof), provided that each Selling Shareholder shall pay its respective fees and expenses for, and relating to, its authorized agent upon whom process may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby; (xii) the cost of preparing the ADRs and (xiii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.
     8. The obligations of the Underwriters hereunder, as to the Shares and ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, shall have furnished to you such written opinion and letter dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Junhe Law Offices, PRC counsel to the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (d) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Company shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI-A attached hereto;
     (e) Shearman & Sterling, United States counsel to Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI-B attached hereto;
     (f) Maples and Calder, Cayman Islands counsel to Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI-C attached hereto;
     (g) Jones Day, United States counsel to Lehman Brothers Offshore Partners Ltd., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI-D attached hereto;
     (h) Conyers Dill & Pearman, Bermuda counsel to Lehman Brothers Offshore Partners Ltd., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VI-E attached hereto;
     (i) Jingcheng Tongda & Neal, PRC counsel to the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex V attached hereto;
     (j) Maples and Calder, the British Virgin Islands counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VII attached hereto;
     (k) LCS & Partners, Taiwan counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex VIII attached hereto;
     (l) Atsumi & Partners, Japan counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex IX attached hereto;
     (m) Pun & Associates, Hong Kong counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex X attached hereto;

     (n) Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex XI attached hereto;
     (o) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the date on which the first sale of ADSs is confirmed if such date is not the same as the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Touche Tohmatsu CPA Ltd shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex XII hereto;
     (p) No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which you shall have objected in writing;
     (q) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital, short or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (r) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, the New York Stock Exchange, The Stock Exchange of Hong Kong Limited or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong or the PRC declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the British Virgin Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the British Virgin Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the British Virgin Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong or the PRC, if the effect of any such event specified in clauses (v), (vi) or (vii), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (s) The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;
     (t) The ADSs to be sold by the Company and the Selling Shareholders at such Time of Delivery shall have been duly listed on the New York Stock Exchange, subject to notice of issuance;
     (u) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;
     (v) Each party set forth in Annex II attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Annex III hereto;
     (w) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (x) At each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to you an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex IV attached hereto;
     (y) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, as applicable, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders, as applicable, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to you with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company and the Selling Shareholders, as applicable, shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (q) and (z) of this Section and as to such other matters as you may reasonably request;
     (z) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares represented by ADSs, the listing and trading of the ADSs on the New York Stock Exchange or the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney (solely with respect to Lehman Brothers Offshore Partners Ltd. in the case of the Power of Attorney);
     (aa) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives would make it inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of July [•], 2010;
     (bb) All outstanding Preferred Shares have been converted into Ordinary Shares in accordance with the terms of the Preferred Shares; and
     (cc) (A) The Custody Agreement shall have been executed by each of the Selling Shareholders or Attorneys in Fact on behalf of the Selling Shareholders and (B) certificates in negotiable form representing all of the Shares to be represented by ADSs to be sold at such Time of Delivery by each of the Selling Shareholders shall have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholder to the Custodian, at or prior to the date at least one business day prior to such Time of Delivery.
          9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
          (b) Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify, defend and hold harmless the DSP Underwriter and its partners, directors and officers, and any person who controls the DSP Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DSP Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (x) any of the matters referred to in Section 9(a) hereof, or (y) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program; provided, however, that the Company will not be liable under this clause (iii) for any such loss, damage, expense, liability or claim that has been finally judicially determined to have resulted from the willful misconduct or gross negligence of the DSP Underwriter.
          (c) Each of the Selling Shareholders (i) will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Underwriters by a Selling Shareholder expressly for use therein; provided, however, the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received from the sale of Shares represented by ADSs by such Selling Shareholder pursuant to this Agreement; and (ii) will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.
          (d) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholders by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.
          (e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company, the Selling Shareholders and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder’s obligations in this subsection (f) to contribute are several, and are not joint, with the other Selling Shareholders or the Company, and a Selling Shareholder’s obligations in this subsection (f) to contribute shall not exceed the aggregate proceeds received from the sale of Shares represented by ADSs by such Selling Shareholder pursuant to this Agreement.
          (g) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and any Selling Shareholder and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.
          10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such ADSs, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such ADSs, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.
          (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          11. The respective indemnities and contribution provisions in Section 9, and the agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders or any officer or director of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.
          12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders will, upon the occurrence of any failure to complete the sale and delivery of the Shares or the ADSs, promptly (and, in any event, not later than 30 days), severally but not jointly, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares or the ADSs not so delivered except as provided in Sections 7 and 9 hereof.
          13. [Reserved.]

          14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.
          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at, in the case of Goldman, Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Legal Department (facsimile +(852) 2978-0440), and, in the case of Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, United States, Attention: Syndicate Registration (facsimile: +1 646-834-8133), with a copy, in the case of any notice pursuant to Section 9, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, United States; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Mr. Yiming Ma; if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to: (i) Citigroup Venture Capital International Asia Limited, 26/F, Two Exchange Square, Connaught Road, Central, Hong Kong, Attention: Jo Hong Min and Enos Tam (facsimile: +(852) 2868-6667), in the case of Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P. and (ii) Lehman Brothers Asia Limited, 26/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Bert Kwan (facsimile: +(852) 2297-1305), in the case of Lehman Brothers Offshore Partners Ltd.; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 5(vii) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room, and Barclays Capital Inc, 745 Seventh Avenue, New York, NY 10019, United States, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
          15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
          16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in the British Virgin Islands. Each of the Company and the Selling Shareholders has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders as the case may be.
          17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify, severally but not jointly, each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
          18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
          19. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares represented by ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each

Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or such Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.
          20. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.
          21. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          22. Each of the Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
          24. Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
          Any person executing and delivering this Agreement as Attorney-in-Fact for Lehman Brothers Offshore Partners Ltd. represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.
          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Remainder of page intentionally left blank]

Very truly yours, Camelot Information Systems Inc.
By:
Name:
Title:

Citigroup Venture Capital International Growth Partnership, L.P.
By:
Name:
Title:

Citigroup Venture Capital International Co-Investment, L.P.
By:
Name:
Title:

Lehman Brothers Offshore Partners Ltd.
By:
Name:
Title:

As Attorney-in-Fact acting on behalf of Lehman Brothers Offshore Partners Ltd.

Accepted as of the date hereof on behalf of each of the Underwriters:

Goldman Sachs (Asia) L.L.C.		Barclays Capital Inc.

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE I

Number of
Optional
ADSs to be
Purchased if
	Total Number of	Maximum
	Firm ADSs	Option
Underwriter	to be Purchased	Exercised
Goldman Sachs (Asia) L.L.C
Barclays Capital Inc.
William Blair & Company, L.L.C
Cowen and Company, LLC
Oppenheimer & Co. Inc.

Total

SCHEDULE II
Selling Shareholders
Citigroup Venture Capital International Growth Partnership, L.P.
Citigroup Venture Capital International Co-Investment, L.P.
Lehman Brothers Offshore Partners Ltd.

SCHEDULE III
(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[The Free Writing Prospectus filed by the Company with the Commission on [•], 2010]

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Information: US$[•] per ADS

SCHEDULE IV

Jurisdiction of
Subsidiary	Establishment
Konwell Technologies Ltd.	BVI
Triumph Consulting & Services Co., Ltd.	BVI
Kings Consulting Services Limited	Hong Kong
King’s Trading Co	Hong Kong
Camelot Japan Co., Ltd.	Japan
Entoh Digital Co., Ltd.	Japan
Asialink Information Technologies (Shanghai) Co., Ltd.	PRC
Bayshore Consulting & Services Co., Ltd.	PRC
Beijing Agree Technology Development Co., Ltd.	PRC
Beijing Camelot Technology Co., Ltd.	PRC
Beijing Heng En Technology Co., Ltd.	PRC
Beijing Red River Valley Information Technology Co., Ltd.	PRC
Beijing Tansun Software Technology Co., Ltd.	PRC
Beijing Yinfeng Technology Development Co., Ltd.	PRC
Camelot Information Technology. Co., Ltd.	PRC
Dalian Yuandong Digital Co., Ltd.	PRC
Beijing Faceita Information System Ltd.	PRC
Jiaxing Camelot Software Company Limited	PRC
Kunshan Kesuo Information Consulting Co., Ltd.	PRC
Nanjing Camelot Information Systems Engineering Co. Ltd.	PRC
Shanghai Agree Technology Development Co., Ltd.	PRC
Shanghai Camelot Information Technology Co., Ltd	PRC
Shanghai Camelot Software Co., Ltd.	PRC
VLife Technology (Shang Hai) Co., Ltd.	PRC
Xiamen Tansun Software Technology Development Co., Ltd.	PRC
Yantai Q.B. Eleven Outsourcing Service Company	PRC
Zhuhai Agree Technology Co., Ltd.	PRC

Jurisdiction of
Subsidiary	Establishment
Vlife International Corp. Ltd.	Samoa
Harmonation Inc.	Taiwan
Hwawei Digital Financial Technologies Co., Ltd.	Taiwan
Taiwan Camelot Information Inc.	Taiwan
VLife Technology Co., Ltd.	Taiwan

ANNEX I
Power of Attorney

ANNEX II
Parties to Execute Lock-up Agreement
Citigroup Venture Capital International Growth Partnership, L.P.
Citigroup Venture Capital International Co-Investment, L.P.
IBM WTC Asia Investment LLC
Lehman Brothers Offshore Partners Ltd.
Benefit Overseas LTD.
Dreams Power Ltd.
MOLINE WORLDWIDE TRADE INC.
iWincon, Inc.
CFM Fund I
ROVE HOLDER LTD
Yin Webster
CFM Fund II
Tammy CHANG
Boya Group Co., Ltd.
Raymond Yang
Titan I Venture
YanYin XUAN
Yuan Bo
Ever Smooth Corporate Ltd.
THUNDER MAKER INVESTMENT CO., LTD.
CHARLOTTE INVEST & TRADE LIMITED
Shin FANG
FUNDERS HOLDINGS LTD
FOVERAN FINANCE INC.
Chang, Tse-Yun
HELSTON INVESTORS INC.
TE-FEN CHANG
TSENG TIEN SHOU
SLIGO DEVELOPMENT CORP.
Shuo QUN Co., Ltd.
Wu Zheng

ANNEX III
Form of Lock-Up Agreement
July ___, 2010
Goldman Sachs (Asia) L.L.C.
    68th Floor, Cheung Kong Center
    2 Queen’s Road Central
    Hong Kong
Barclays Capital Inc.
    745 Seventh Avenue
    New York, NY 10019
    United States
As representatives of the several Underwriters named
    in Schedule I of the Underwriting
    Agreement (as defined herein)
     Re:   Camelot Information Systems Inc. — Lock-Up Agreement
Ladies and Gentlemen:
          The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters named in Schedule 1 attached hereto, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Camelot Information Systems Inc., a company incorporated in the British Virgin Islands (the “Company”), the Selling Shareholders and certain other parties named in such agreement, providing for a public offering of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, no par value per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-167791) and a Registration Statement on Form F-6 (File No. 333-167821) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests): (A) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of the Company’s subsidiaries or controlled affiliates or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such common shares or such depositary shares or depositary receipts or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representative and each Selling Shareholder with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the

Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
          Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the share capital of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such share capital subject to the provisions of this Agreement and there shall be no further transfer of such share capital except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX IV
Officer’s Certificate

ANNEX V
Opinion of PRC Counsel to the Issuer

ANNEX VI-A
Opinion of U.S. Counsel to the Company

ANNEX VI-B
Opinion of U.S. Counsel to
Citigroup Venture Capital International Growth Partnership, L.P. and
Citigroup Venture Capital International Co-Investment, L.P.,
as Selling Shareholders

ANNEX VI-C
Opinion of Cayman Islands Counsel to
Citigroup Venture Capital International Growth Partnership, L.P. and
Citigroup Venture Capital International Co-Investment, L.P.,
as Selling Shareholders

ANNEX VI-D
Opinion of U.S. Counsel to
Lehman Brothers Offshore Partners Ltd.,
as Selling Shareholder

ANNEX VI-E
Opinion of Bermuda Counsel to
Lehman Brothers Offshore Partners Ltd.,
as Selling Shareholder

ANNEX VII
Opinion of Maples and Calder

ANNEX VIII
Opinion of Taiwan Counsel to the Issuer

ANNEX IX
Opinion of Japan Counsel to the Company

ANNEX X
Opinion of Hong Kong Counsel to the Company

ANNEX XI
Opinion of Counsel to the Depositary

ANNEX XII
Comfort Letter